Exhibit 99.1
Dutch Bros Inc. Reports Second Quarter 2026 Financial Results
Achieves 32% Revenue Growth Year-Over-Year
Delivers 8.3% Company-Operated and 5.8% Systemwide Same Shop Sales Growth
Raises 2026 Guidance on Total Revenues, System Same Shop Sales Growth, and Adjusted EBITDA
TEMPE, Ariz. - August 5, 2026 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the second quarter ended June 30, 2026.
Second Quarter 2026 Highlights
•Opened 48 new shops, 44 of which were company-operated.
•Total revenues grew 32.5% to $550.9 million as compared to $415.8 million in the same period of 2025.
•Company-operated same shop sales1 increased 8.3% and company-operated same shop transactions increased 3.4% relative to the same period of 2025. Systemwide same shop sales1 increased 5.8% and systemwide same shop transactions increased 1.7% relative to the same period in 2025.
•Net income was $51.6 million as compared to $38.4 million in the same period of 2025.
•Adjusted EBITDA2 grew 27.8% to $113.7 million as compared to $89.0 million in the same period of 2025.
Christine Barone, Chief Executive Officer and President of Dutch Bros, said, “Our second quarter performance reflects the strength of the Dutch Bros brand, powered by our differentiated people-led culture and our compelling value proposition that continues to resonate with customers. The success of our strategy was evident in the second quarter as we delivered our thirteenth consecutive quarter of positive same shop sales growth and our eighth consecutive quarter of same shop transaction growth. We also maintained exceptionally strong development momentum, while AUVs climbed to record levels. This performance is the result of years of foundational investments across the business, giving us tremendous confidence in our ability to continue growing Dutch Bros for the long-term.”

Josh Guenser, Chief Financial Officer of Dutch Bros, concluded, “Based on the performance so far this year and the recent acquisition from one of our Phoenix franchisees, we are increasing our full-year guidance on Total Revenues, Systemwide Same Shop Sales Growth and Adjusted EBITDA. We enter the second half of the year from a position of strength, with a focused plan, strong visibility into our growth initiatives, and a clear path to turning the significant whitespace ahead of us into durable growth.”

Dutch Bros Inc.| Earnings Release | 1

2026 Guidance3
•Total revenues are now projected to be between approximately $2.1 billion and $2.13 billion.
•Same shop sales1 growth is now estimated to be in the range of 5% to 6%.
•Adjusted EBITDA4 is now estimated to be between $385 million and $390 million.
•Capital expenditures are now estimated to be between $350 million and $370 million.
The item below remains unchanged.
•Total system shop openings are estimated to be at least 185.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    This is a non-GAAP financial measure. Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    Excludes any impact from the Salad and GoTM transaction announced on August 5, 2026.
4    We have not reconciled guidance for Adjusted EBITDA to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

Dutch Bros Inc.| Earnings Release | 2

Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the second quarter ended June 30, 2026.
Event: Second Quarter 2026 Conference Call and Webcast
Date: Wednesday, August 5, 2026
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a fun-loving, mind-blowing drive-thru specialty beverage leader dedicated to making a massive difference, one cup at a time. It was founded in Grants Pass, Oregon, in 1992 and now shares its vibrant culture and fully customizable drinks at 1,225 locations as of June 30, 2026. Dutch Bros serves a wide variety of unique, handcrafted beverages such as its exclusive Dutch Bros Rebel® energy drink, Myst Energy RefresherTM, specialty coffee, nitrogen-infused cold brew, tea, lemonade, soda and more.
Dutch Bros is wholeheartedly focused on radiating kindness and sharing the Dutch Luv®. In addition to its mission of speed, quality and service, the Dutch Bros Foundation® is passionate about giving back to the communities it serves. Through local giving and annual nation-wide initiatives, the Dutch Bros Foundation makes impactful contributions to causes across the country.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this press release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this press release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

Dutch Bros Inc.| Earnings Release | 3

Forward-Looking Statements
In addition to historical information, this press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding Dutch Bros’ growth trajectory, and Dutch Bros’ potential or assumed future results of operations, including updated guidance for 2026, new shop openings, estimated capital expenditures, business strategies, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “intend,” “may,” “target,” “estimates,” “predict,” “project,” “expect,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to past growth being indicative of future results, whether Dutch Bros’ foundational investments result in continued growth for Dutch Bros, including increases in customer engagement and sales, the success of Dutch Bros’ food offering sales translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, acquisitions or partnerships not ultimately strengthening Dutch Bros’ competitive position, or achieving the intended goals of such acquisition or partnership, any problems that may arise in successfully integrating acquired businesses or assets, which may result in Dutch Bros not operating as effectively and efficiently as expected or divert management from their primary responsibilities, general economic conditions, changes in general consumer discretionary spending, including due to higher gas prices, inflation or lack of consumer confidence, commodity inflation, the ability to navigate evolving macroeconomic conditions, the effects of disruption between the U.S. and its trading partners due to military conflicts, tariffs or other policies, disruptions in our supply chain, increased labor costs, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 6, 2026, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

Dutch Bros Inc.| Earnings Release | 4

DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2026	2025	2026	2025
Revenues
Company-operated shops	$510,031	$380,500	$939,088	$706,921
Franchising and other	40,820	35,313	76,175	64,044
Total revenues	550,851	415,813	1,015,263	770,965

Costs and Expenses
Cost of sales	399,795	295,769	756,731	560,928
Selling, general and administrative	80,651	65,385	153,827	124,306
Total costs and expenses	480,446	361,154	910,558	685,234

Income from operations	70,405	54,659	104,705	85,731

Other expense
Interest expense, net	(7,038)	(7,076)	(14,258)	(14,191)
Other income (expense), net	861	(1,983)	786	(2,001)
Total other expense	(6,177)	(9,059)	(13,472)	(16,192)

Income before income taxes	64,228	45,600	91,233	69,539
Income tax expense	12,623	7,243	15,964	8,702
Net income	$51,605	$38,357	$75,269	$60,837
Less: Net income attributable to non-controlling interests	14,195	12,733	21,762	19,860
Net income attributable to Dutch Bros Inc.	$37,410	$25,624	$53,507	$40,977
Net income per share of Class A common stock:
Basic	$0.28	$0.20	$0.41	$0.33
Diluted	$0.28	$0.20	$0.41	$0.33
Weighted-average shares of Class A common stock outstanding:
Basic	134,494	126,390	130,837	123,615
Diluted	134,765	126,830	131,263	124,178

Dutch Bros Inc.| Earnings Release | 5

DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	510,031	100.0	380,500	100.0	939,088	100.0	706,921	100.0

Beverage, food and packaging costs	133,108	26.1	96,468	25.3	245,430	26.1	177,847	25.2
Labor costs	129,460	25.4	101,270	26.6	241,765	25.8	190,709	27.0
Occupancy and other costs	83,085	16.3	59,984	15.8	159,870	17.0	113,911	16.1
Pre-opening costs	8,408	1.6	4,542	1.2	14,749	1.6	10,153	1.4
Depreciation and amortization	32,669	6.4	25,684	6.8	68,191	7.2	50,251	7.1
Company-operated shops costs and expenses	386,730	75.8	287,948	75.7	730,005	77.7	542,871	76.8
Company-operated shops gross profit	123,301	24.2	92,552	24.3	209,083	22.3	164,050	23.2
Company-operated shops contribution [1]	155,970	30.6	118,236	31.1	277,274	29.5	214,301	30.3
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Six Months Ended June 30,
(in thousands; unaudited)	2026	2025
Net cash provided by operating activities	$196,933	$126,781
Net cash used in investing activities	(149,048)	(99,731)
Net cash used in financing activities	(48,665)	(65,989)
Net decrease in cash and cash equivalents	$(780)	$(38,939)
Cash and cash equivalents at beginning of period	269,404	293,354
Cash and cash equivalents at end of period	$268,624	$254,415

Dutch Bros Inc.| Earnings Release | 6

DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$268,624	$269,404
Accounts receivable, net	18,871	18,387
Inventories, net	41,253	48,917
Prepaid expenses and other current assets	23,745	20,670
Total current assets	352,493	357,378
Property and equipment, net	905,241	824,502
Lease right-of-use assets, net	984,000	855,339
Deferred income tax assets, net	1,111,070	946,571
Other long-term assets	23,885	25,524
Total assets	$3,376,689	$3,009,314
Liabilities and Equity
Current liabilities:
Accounts payable	$44,319	$37,625
Other current liabilities	123,394	99,173
Deferred revenue	47,160	55,658
Current portion of tax receivable agreements liability	686	7,696
Current portion of lease liabilities	41,639	36,466
Current portion of long-term debt	3,883	3,881
Total current liabilities	261,081	240,499
Deferred revenue, net of current portion	6,524	8,918
Lease liabilities, net of current portion	967,206	852,380
Long-term debt, net of current portion	194,600	196,295
Tax receivable agreements liability, net of current portion	972,264	813,353
Total liabilities	2,401,675	2,111,445
Equity:
Common stock	1	1
Additional paid in capital	644,589	581,261
Accumulated other comprehensive income	47	48
Retained earnings	153,015	99,508
Total stockholders' equity attributable to Dutch Bros Inc.	797,652	680,818
Non-controlling interests	177,362	217,051
Total equity	975,014	897,869
Total liabilities and equity	$3,376,689	$3,009,314

Dutch Bros Inc.| Earnings Release | 7

DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands; unaudited)	2026	2025	2026	2025
Shop count, beginning of period
Company-operated	844	695	811	670
Franchised	333	317	325	312
	1,177	1,012	1,136	982

Company-operated new openings	44	30	77	55
Franchised new openings	4	1	12	6

Shop count, end of period
Company-operated	888	725	888	725
Franchised	337	318	337	318
Total shop count	1,225	1,043	1,225	1,043

Systemwide AUV [1]	N/A	N/A	$2,193	$2,053
Company-operated shops AUV [1]	N/A	N/A	$2,164	$1,982

Systemwide same shop sales [1,2]	5.8%	6.1%	6.9%	5.3%
Ticket	4.1%	2.4%	3.6%	3.0%
Transactions	1.7%	3.7%	3.3%	2.3%
Company-operated same shop sales [1]	8.3%	7.8%	9.3%	7.2%
Ticket	4.9%	1.9%	4.3%	2.6%
Transactions	3.4%	5.9%	5.0%	4.6%

Systemwide sales [2]	$703,320	$571,273	$1,312,919	$1,060,945
Company-operated operating weeks [3]	11,189	9,184	21,682	17,921
Franchising and other operating weeks [3]	4,353	4,119	8,583	8,130
Dutch Rewards transactions as a percentage of total transactions [4]	73%	72%	74%	72%

Dutch Bros Inc.| Earnings Release | 8

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenues	510,031	100.0	380,500	100.0	939,088	100.0	706,921	100.0
Company-operated shops gross profit	123,301	24.2	92,552	24.3	209,083	22.3	164,050	23.2
Company-operated shops contribution [5]	155,970	30.6	118,236	31.1	277,274	29.5	214,301	30.3
Selling, general, and administrative expenses	80,651	14.6	65,385	15.7	153,827	15.2	124,306	16.1
Adjusted selling, general, and administrative expenses [5]	72,491	13.2	58,709	14.1	138,003	13.6	112,206	14.6
Net income	51,605	9.4	38,357	9.2	75,269	7.4	60,837	7.9
Adjusted EBITDA [5]	113,714	20.6	89,003	21.4	193,087	19.0	151,909	19.7
___________
1    In 2026, AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops, and same shop sales represent the percentage change in year-over-year sales, for the comparable shop base, that have been open at least 15 complete months as of the first day of the quarterly reporting period. Prior to 2026, AUVs were determined based on shops that had been open a minimum of 15 months, and same shop base was defined as shops open for 15 complete months or longer as of the first day of the reporting period. Prior period numbers have not been adjusted to conform to the new definition as the changes did not have a material impact. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth, expectations of mature locations, and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Systemwide shop base	982	831	982	794
Company-operated shop base	670	542	670	510
2    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
3    Company-operated and franchise shops operating weeks are calculated based on the number of operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
5    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

Dutch Bros Inc.| Earnings Release | 9

Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with credit facility refinancing, acquisition-related costs, TRA remeasurements, and organization realignment and restructurings costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation, acquisition-related costs, and organization realignment and restructurings costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.

Dutch Bros Inc.| Earnings Release | 10

Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation, expenses associated with credit facility refinancing, acquisition-related costs, TRA remeasurements, organization realignment and restructurings costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A common stock outstanding - basic with addition of dilutive impacts of restricted stock units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A common stock - diluted, excluding per share impacts of equity-based compensation, expenses associated with credit facility refinancing, acquisition-related costs, TRA remeasurements, organization realignment and restructurings costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock units and performance restricted stock units in Dutch Bros Inc. to certain eligible employees.

Dutch Bros Inc.| Earnings Release | 11

Expenses associated with 2022 credit facility refinancing
Costs incurred as a result of refinancing our credit facility in May 2025, including write-off of unamortized loan costs related to the amendment and restatement of our 2022 Credit Facility, and intermediary fees and other costs related to our 2025 Credit Facility.
Acquisition-related costs
Costs incurred in connection with our purchase of the franchise rights and assets from a franchisee.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Organization realignment and restructurings
Fees and costs incurred in connection with our comprehensive initiatives to develop and implement a long-term strategy involving changes to our organizational structure to support our growth.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.

Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops gross profit	123,301	24.2	92,552	24.3	209,083	22.3	164,050	23.2
Depreciation and amortization	32,669	6.4	25,684	6.8	68,191	7.2	50,251	7.1
Company-operated shops contribution	155,970	30.6	118,236	31.1	277,274	29.5	214,301	30.3

Dutch Bros Inc.| Earnings Release | 12

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	51,605	9.4	38,357	9.2	75,269	7.4	60,837	7.9
Depreciation and amortization	35,481	6.4	27,893	6.7	73,736	7.3	54,323	7.0
Interest expense, net	7,038	1.3	7,076	1.8	14,258	1.4	14,191	1.9
Income tax expense	12,623	2.3	7,243	1.7	15,964	1.6	8,702	1.1
EBITDA	106,747	19.4	80,569	19.4	179,227	17.7	138,053	17.9
Equity-based compensation	6,879	1.2	4,671	1.1	12,157	1.2	8,865	1.1
Expenses associated with 2022 credit facility refinancing	—	—	2,000	0.5	—	—	2,000	0.3
Acquisition-related costs	309	0.1	—	—	309	—	—	—
TRAs remeasurements	(437)	(0.1)	—	—	(437)	—	—	—
Organization realignment and restructurings	216	—	1,763	0.4	1,831	0.1	2,991	0.4
Adjusted EBITDA	113,714	20.6	89,003	21.4	193,087	19.0	151,909	19.7

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	80,651	14.6	65,385	15.7	153,827	15.2	124,306	16.1
Depreciation and amortization	(1,656)	(0.3)	(817)	(0.2)	(3,086)	(0.3)	(1,219)	(0.2)
Equity-based compensation	(5,979)	(1.0)	(4,096)	(1.0)	(10,598)	(1.2)	(7,890)	(0.9)
Acquisition-related costs	(309)	(0.1)	—	—	(309)	—	—	—
Organization realignment and restructurings	(216)	—	(1,763)	(0.4)	(1,831)	(0.1)	(2,991)	(0.4)
Adjusted selling, general, and administrative	72,491	13.2	58,709	14.1	138,003	13.6	112,206	14.6

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands; unaudited)	2026	2025	2026	2025
Net income	$51,605	$38,357	$75,269	$60,837
Equity-based compensation	6,879	4,671	12,157	8,865
Expenses associated with 2022 credit facility refinancing	—	2,000	—	2,000
Acquisition-related costs	309	—	309	—
TRAs remeasurements	(437)	—	(437)	—
Organization realignment and restructuring	216	1,763	1,831	2,991
Income tax effects	(232)	(1,280)	(2,225)	(4,381)
Adjusted net income	$58,340	$45,511	$86,904	$70,312

Dutch Bros Inc.| Earnings Release | 13

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2026	2025	2026	2025
Weighted-average shares of Class A common stock outstanding - basic	134,494	126,390	130,837	123,615
Dilutive effects of restricted stock units	271	440	426	563
Weighted-average shares of Class A common stock outstanding - diluted	134,765	126,830	131,263	124,178
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	43,248	51,086	46,844	53,766
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	178,013	177,916	178,107	177,944

Net income per share of Class A common stock - diluted	$0.28	$0.20	$0.41	$0.33
Controlling and non-controlling interest adjustments	0.01	0.02	0.01	0.01
Equity-based compensation	0.04	0.03	0.07	0.05
Expenses associated with 2022 credit facility refinancing	—	0.01	—	0.01
Acquisition-related costs	—	—	—	—
TRAs remeasurements	—	—	—	—
Organization realignment and restructurings	—	0.01	0.01	0.02
Income tax effects	—	(0.01)	(0.01)	(0.02)
Adjusted net income per fully exchanged share of diluted common stock	$0.33	$0.26	$0.49	$0.40

Dutch Bros Inc.| Earnings Release | 14

For Investor Relations inquiries:
Neil Patel, CFA
(480) 447-2282
neil.patel@dutchbros.com

For Media Relations inquiries:
Erin Gray
(480) 382-7228
erin.gray@dutchbros.com

Dutch Bros Inc.| Earnings Release | 15